                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 15, 2005 (June 9, 2005)


                        Ace Marketing & Promotions, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
                                    --------
            (State or jurisdiction of incorporation or organization)

                                    000-51160
                                    ---------
                            (Commission File Number)

                                   11-3427886
                                   ----------
                     (I.R.S. Employer Identification Number)

                  457 Rockaway Avenue, Valley Stream, NY 11582
                  --------------------------------------------
               (Address of principal executive offices (Zip Code)

                  Registrant's telephone number: (516) 256-7766

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 10, 2005, the Company entered into an agreement to retain Glenwood Capital Corporation ("GCC") to perform consulting services related to corporate finance and other financial service matters on a non-exclusive basis. Services include, without limitation, assisting the Company in raising additional capital and in evaluating and negotiating particular contracts or transactions. As compensation, the Company issued to GCC Warrants to purchase 1,100,000 shares of the Company's Common Stock at an exercise price of $.10 per share over a term of five years. In addition, GCC will receive on each transaction, a fee of one(1%) percent of the first $5,000,000 and one-half (1/2%) percent of the amount over $5,000,000 of the consideration paid or received by the Company (or a subsidiary) on each transaction (including mergers, acquisitions, joint ventures and other business transactions) consummated by the Company or its subsidiary. A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         Reference is made to Item 1.01 for a description of a transaction to issue Warrants to purchase 1,100,000 unregistered shares of the Company's Common Stock to GCC, exercisable at $.10 per share over a period of five years. Reference is made to Item 8.01 regarding the Company granting to seven salespersons, Options to purchase an aggregate of 1,850,000 shares of Common Stock exercisable at $1.00 per share over a term of five years.

ITEM 8.01 OTHER EVENTS

         On June 13, 2005, the Company's Common Stock commenced trading on the OTC Electronic Bulletin Board under the symbol "AMKT" or "AMKT.OB."

         On June 9, 2005, the Company entered into three-year employment agreement with three individuals pursuant to which the Company granted Options to purchase a cumulative total of 1,000,000 shares over a term of five years at an exercise price of $1.00 per share. Subject to stockholders' approval as described below, the Options will fully vest in the event that the individuals achieve aggregate gross profit of $1,100,000. The Options were granted under the Company's 2005 Employee Benefit and Consulting Compensation Plan, subject to stockholders approving a 2,000,000 share increase in the Plan from 2,000,000 shares to 4,000,000 shares. The Plan is registered with the Securities and Exchange Commission. Upon receipt of stockholder approval of the proposed increase in the Plan which was recently approved by the Board, the Company would file an S-8 Registration Statement to cover the additional 2,000,000 share increase in the Plan. The Company has also engaged four additional sales persons, two as employees and two as independent sales representatives. Pursuant to their agreements, the Company granted Options to purchase an additional 850,000 shares under the Plan, exercisable at $1.00 per share over a period of up to five years. Of the 850,000 shares, 500,000 shares will fully vest in the event the Company receives aggregate additional gross profit of $5,130,000. The remaining 350,000 shares will vest over the term of the agreements, subject to the Company's right to terminate said agreements and the unvested portion of any Options.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibits

                  10.1 Agreement dated June 10, 2005 with Glenwood Capital Corporation.


                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          ACE MARKETING & PROMOTIONS, INC.

Dated:  June 15, 2005                     By: /s/ Dean L. Julia
                                              ----------------------------------
                                          Dean L. Julia, Chief Executive Officer